EXHIBIT 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: www.nvsos.gov

ARTICLES OF INCORPORATION (PURSUANT TO NRS CHAPTER 78)	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20130443103-11
Filing Date and Time 06/26/2013 12:51 PM
Entity Number E0326562013-8

1.	Name of Corporation:	CANSO ENTERPRISES LTD.

2.	Resident Agent for Service of Process:	Commercial Register Agent (name and address below) 112 North Curry Street Carson City, Nevada 89703

3.	Authorized Stock:	Number of shares with par value: 75,000,000 Par value: $0.001 Number of shares without par value: -0-

4.	Name & Addresses of Board of Directors/Trustees:	James Burns 112 North Curry Street. Carson City, Nevada 89703

5.	Purpose:	Any lawful business purpose.

6.	Names, Addresses and Signature of Incorporator:	/s/ James Burns Incorporator Signature 112 North Curry Street Carson City, Nevada 89703

7.	Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Resident Agent for the above named Entity

Date: 6-26-2013	By:	/s/ Kris Osborn
Authorized Signature of Registered Agent
or On Behalf of Registered Agent Entity

NUMBER OF PAGES ATTACHED: 1

ARTICLES OF INCORPORATION
OF
CANSO ENTERPRISES LTD.

8.  Acquisitions of Controlling Interest and Interested Stockholders

8.1      Acquisition of Controlling Interest. The corporation elects not to be governed by NRS 78.378 to 78.3793.

8.2.      Combinations with Interested Stockholders. The corporation elects not to be governed by NRS 78.411 to 78.444.

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